UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors (the “Board”) of OMNI Energy Services Corp. (the “Company”) previously approved, subject to shareholder approval, an amendment to the Company’s Seventh Amended and Restated Stock Incentive Plan (the “Plan”) that would increase by 1,500,000 the aggregate number of shares of common stock that may be issued under the Plan from 4,250,000 to 5,750,000. At the Company’s annual shareholders meeting held on May 27, 2009 (the “Annual Meeting”), the Company’s shareholders approved the amendment to the Plan, which was included in the Eighth Amended and Restated Stock Incentive Plan attached as Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2009 and is attached as Exhibit 10.1 to this Current Report on Form 8-K.

At the Annual Meeting, the Company’s shareholders approved, on an advisory basis, the ability of the Compensation Committee of the Board (the “Committee”) to conduct an option replacement and repricing program pursuant to Section 10.10B of the Plan which allows the Committee to cancel any incentive award granted under the Plan in consideration of a cash payment or an alternative award made to the participant of the cancelled award equal in value to the cancelled award. Accordingly, on May 29, 2009, the Committee replaced currently outstanding options to purchase shares of the Company’s common stock issued under the Plan with exercise prices higher than the Company’s closing stock price on May 29, 2009 ($2.28) and previously granted to the Company’s current employees, officers, consultants and directors (the “Subject Options”) with new stock options (the “New Options”) having a value equal to the value of the Subject Options (determined using the Black-Scholes option pricing model), based on the closing price of the Company’s stock on May 29, 2009 (the “Replacement Program”). Under the Replacement Program, the Committee replaced and repriced 1,487,465 Subject Options, including options to purchase 560,669 shares held by the Company’s named executive officers. The following table sets forth information about the Subject Options replaced by the New Options and the New Options granted to the named executive officers:

Name and principal position	Number of Shares Underlying Subject Options	Current Exercise Price of a Subject Option	Black Scholes Value of Subject Option		New Exercise Price (1)	Number of Shares Underlying New Options	Black Scholes Value of New Options
			Per Option	Aggregate(2)			Per Option	Aggregate(2)
James C. Eckert,	—			$—		—		$—

Advisory Director (3)

Brian J. Recatto,	200,000	$4.62	$1.3831	$276,620	$2.28	168,820	$1.6385	$276,612

President and Chief
Executive Officer

Ronald D. Mogel,	100,000	$4.62	$1.3831	$138,310	$2.28	84,410	$1.6385	$138,306

Senior Vice President
and Chief Financial Officer

John A. Harris, Vice	2,502	$2.32	$1.2602	$3,153	$2.28	2,131	$1.4793	$3,152
President of Seismic	30,000	$2.59	$1.3938	$41,814	$2.28	28,851	$1.4493	$41,813
Drilling Operations	20,000	$4.81	$1.3968	$27,936	$2.28	16,832	$1.6598	$27,938
	25,000	$5.14	$1.1628	$29,070	$2.28	19,250	$1.5100	$29,068
	25,000	$10.04	$0.9899	$24,748	$2.28	15,585	$1.5878	$24,746

	102,502			$126,721		82,649		$126,717

Lawrence J. Shaw,	20,000	$4.81	$1.3968	$27,936	$2.28	16,832	$1.6598	$27,938

Vice President of
Sales & Marketing

Nolan C. Vice, Jr.,	9,167	$2.32	$1.2602	$11,552	$2.28	7,809	$1.4793	$11,552
Vice President of	24,000	$2.59	$1.3938	$33,451	$2.28	23,081	$1.4493	$33,451
OMNI Land Rentals	20,000	$4.81	$1.3968	$27,936	$2.28	16,832	$1.6598	$27,938
	60,000	$5.14	$1.1628	$69,768	$2.28	46,200	$1.5100	$69,762
	25,000	$10.04	$0.9899	$24,748	$2.28	15,585	$1.5878	$24,746

	138,167			$167,455		109,507		$167,449

(1)	The closing price of the Company’s common stock on May 29, 2009.
(2)	Differences due to rounding. The Company truncated the number of New Option shares to the nearest whole share.
(3)	Mr. Eckert served as the Company’s President and Chief Executive Officer until his retirement from the Company effective June 30, 2008. He was retained by the Company as an independent contractor/consultant until June 30, 2009, and has served as an advisory director since the 2008 annual meeting of shareholders.

Item 9.01 Financial Statements and Exhibits

10.1 Eighth	Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: June 2, 2009	By:	/s/ Ronald D. Mogel
Senior Vice President and Chief Financial Officer